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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated March 10, 1999, except for Note 7, as to which the date is July 1, 1999, in Post Effective Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Ask Jeeves, Inc. for the registration of 3,450,000 shares of its common stock.



                                        /s/  ERNST & YOUNG LLP


Walnut Creek, California
July 1, 1999